Exhibit 10.1

SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

FNLR OP LP

A DELAWARE LIMITED PARTNERSHIP

September 27, 2023

THE PARTNERSHIP INTERESTS OF FNLR OP LP HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH PARTNERSHIP INTERESTS MAY BE ACQUIRED FOR INVESTMENT ONLY, AND NEITHER SUCH INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE UNITED STATES STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS LIMITED PARTNERSHIP AGREEMENT; AND (III) THE TERMS AND CONDITIONS OF THE SUBSCRIPTION AGREEMENT FOR PARTNERSHIP INTERESTS. THE PARTNERSHIP INTERESTS WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS LIMITED PARTNERSHIP AGREEMENT, AND THE SUBSCRIPTION AGREEMENT. THEREFORE, PURCHASERS OF SUCH INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TABLE OF CONTENTS

Page

Article 1 DEFINED TERMS	2

1.1. Definitions	2
1.2. Interpretation	13

Article 2 PARTNERSHIP FORMATION AND IDENTIFICATION	14

2.1. Formation	14
2.2. Name, Office and Registered Agent	14
2.3. Partners	14
2.4. Term and Dissolution	14
2.5. Filing of Certificate and Perfection of Limited Partnership	15

Article 3 BUSINESS OF THE PARTNERSHIP	15

Article 4 CAPITAL CONTRIBUTIONS AND ACCOUNTS	15

4.1. Capital Contributions	15
4.2. Classes of Partnership Units	15
4.3. Additional Capital Contributions and Issuances of Additional Partnership Interests	16
4.4. Additional Funding	19
4.5. Capital Accounts	20
4.6. Percentage Interests	20
4.7. No Interest on Contributions	21
4.8. Return of Capital Contributions	21
4.9. No Third-Party Beneficiary	21

Article 5 PROFITS AND LOSSES; DISTRIBUTIONS	21

5.1. Allocation of Profit and Loss	21
5.2. Distribution of Cash	25
5.3. REIT Distribution Requirements	28
5.4. No Right to Distributions in Kind	29
5.5. Limitations on Return of Capital Contributions	29
5.6. Distributions Upon Liquidation	29
5.7. Economic Effect	29
5.8. Reinvestment	30

i

Article 6 RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER	31

6.1. Management of the Partnership	31
6.2. Delegation of Authority	34
6.3. Indemnification and Exculpation of Indemnitees	34
6.4. Liability and Obligations of the General Partner	35
6.5. Reimbursement of General Partner	37
6.6. Outside Activities	37
6.7. Transactions With Affiliates	37
6.8. Title to Partnership Assets	38
6.9. Repurchases, Exchanges and Conversions of REIT Shares	38
6.10. No Duplication of Fees or Expenses	40

Article 7 CHANGES IN GENERAL PARTNER	40

7.1. Transfer of the General Partner’s Partnership Interest	40
7.2. Admission of a Substitute or Additional General Partner	41
7.3. Effect of Bankruptcy, Withdrawal, Death or Dissolution of the sole remaining General Partner	42
7.4. Removal of a General Partner	43

Article 8 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS	43

8.1. Management of the Partnership	43
8.2. Power of Attorney	43
8.3. Limitation on Liability of Limited Partners	43
8.4. Ownership by Limited Partner of Corporate General Partner or Affiliate	43
8.5. Redemption Right	44
8.6. Required Redemption or Conversion of Limited Partners’ Interests	46

Article 9 TRANSFERS OF LIMITED PARTNERSHIP INTERESTS	47

9.1. Purchase for Investment	47
9.2. Restrictions on Transfer of Limited Partnership Interests	47
9.3. Admission of Substitute Limited Partner	49
9.4. Rights of Assignees of Partnership Interests	50
9.5. Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner	50
9.6. Joint Ownership of Interests	50

Article 10 BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS	51

10.1. Books and Records	51
10.2. Custody of Partnership Funds; Bank Accounts	51
10.3. Fiscal and Taxable Year	51
10.4. Annual Tax Information and Report	51

ii

10.5. Partnership Representative; Tax Elections; Special Basis Adjustments	51
10.6. Reports to Limited Partners	53

Article 11 AMENDMENT OF AGREEMENT; MERGER	54

Article 12 GENERAL PROVISIONS	54

12.1. Notices	54
12.2. [Reserved]	54
12.3. Survival of Rights	54
12.4. Additional Documents	55
12.5. Severability	55
12.6. Entire Agreement	55
12.7. Pronouns and Plurals	55
12.8. Headings	55
12.9. Counterparts	55
12.10. Governing Law	55

EXHIBITS

EXHIBIT A—Notice of Exercise of Redemption Right

iii

SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
OF
FNLR OP LP

This SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of FNLR OP LP, a Delaware limited partnership (the “Partnership”), is made this 27 day of September, 2023, by and among FNLR GP LLC, a Delaware limited liability company as general partner (the “General Partner”), FNLR SLP LLC, a Delaware limited partnership (the “Special Limited Partner”), and the Limited Partners party hereto from time to time.

RECITALS:

WHEREAS, FNLR OP LP was formed on January 3, 2023, as a limited partnership under the laws of the State of Delaware and a Certificate of limited partnership was filed with the Secretary of State of the State of Delaware; and

WHEREAS, the General Partner and the Initial Limited Partner established the Partnership pursuant to the Initial Limited Partnership Agreement of FNLR OP LP, dated as of January 3, 2023 (the “Initial Partnership Agreement”); and

WHEREAS, an Amended and Restated Limited Partnership Agreement of FNLR OP LP, dated as of May 1, 2023 (the “Amended and Restated Partnership Agreement”), was previously entered into which amended and restated the terms and conditions contained in the Initial Partnership Agreement in their entirety; and

WHEREAS, the General Partner and the other parties to this Agreement desire to amend and restate the terms and conditions contained in the Amended and Restated Partnership Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.            The Amended and Restated Partnership Agreement is hereby modified so that all of the terms and conditions of the Amended and Restated Partnership Agreement shall be restated in their entirety as set forth herein.

II.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be deemed to be effective as of the date hereof.

III.          Any reference in any other document executed in connection with this Agreement to the Initial Partnership Agreement or the Amended and Restated Partnership Agreement shall be deemed to refer to this Agreement.

Article 1

DEFINED TERMS

1.1.         Definitions. The following defined terms used in this Agreement shall have the meanings specified below:

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“Additional Funds” has the meaning set forth in Section 4.4.

“Additional Securities” means any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.5) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.3(a)(iii).

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i)              Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii)             Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administrative Expenses” means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner and the Sole Member, including any salaries or other payments to directors, officers or employees of the General Partner or the Sole Member, and any accounting and legal expenses of the General Partner or the Sole Member, which expenses are expenses of the Partnership and not the General Partner or the Sole Member, and (iii) to the extent not included in clause (ii) above, REIT Expenses.

“Adviser” means the Person appointed, employed or contracted with by the Sole Member and the Partnership and responsible for directing or performing the day-to-day business affairs of the Sole Member and the Partnership, including any Person to whom the Adviser subcontracts all or substantially all of such functions.

“Affiliate” means, when used with reference to a specified Person at a specified time, any Person controlling, controlled by or under common control with, such Person, and any members, partners, directors or officers of any of the foregoing; provided that except as expressly set forth herein, the following Persons, and any Persons controlled by any of them and any members, partners, directors or officers of any of them, shall not be deemed an Affiliate of the Partnership, any Fortress Managed Account, the General Partner, the Sole Member, the Adviser, Fortress or any of their respective Affiliates solely as a result of any of the following relationships: (i) an issuer of any investments or other financial instruments in which the Partnership or any Fortress Managed Account invests, directly or indirectly (including portfolio companies of any Fortress Managed Account); (ii) the indirect owner(s) of Fortress, and any person, excluding any current employees, controlling, controlled by or under common control with such indirect owner(s) that is not also controlled by Fortress (the “Fortress Owner Group”) in their capacity as affiliates of such indirect owner(s); (iii) shareholders of any Affiliates of Fortress; and (iv) any pooled investment fund, account or similar product managed or controlled by Fortress for the benefit of third-party Persons or entities for whom Fortress does not exercise voting discretion with respect to such fund, account or similar product. For the avoidance of doubt, the Adviser, Fortress, the Fortress Owner Group and Fortress Managed Accounts shall not be deemed Affiliates of the Partnership, the General Partner, and the Sole Member. For purposes of this definition “control” means the power, through ownership of securities, contract or otherwise, to direct the policies of the applicable Person.

“Agreed Value” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as determined by the General Partner. The Agreed Value of any non-cash Capital Contributions by a Partner as of the date of contribution are set forth on the Partnership’s books and records.

“Agreement” means this Second Amended and Restated Limited Partnership Agreement, as amended, modified supplemented or restated from time to time, as the context requires.

“Amended and Restated Partnership Agreement” has the meaning set forth in the Recitals.

“Applicable Percentage” has the meaning provided in Section 8.5(b).

“Board of Trustees” shall mean the Board of Trustees of the Sole Member and any duly authorized committee or functional equivalent thereof.

“Capital Account” has the meaning provided in Section 4.5.

“Capital Contribution” means the total amount of cash, cash equivalents or the Agreed Value of any Property or other asset (other than cash or cash equivalents) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner with respect to the interest held by such Partner. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

“Carrying Value” means, with respect to any asset of the Partnership, the asset’s adjusted net basis for federal income tax purposes or, in the case of any asset contributed to the Partnership, the Agreed Value of such asset, reduced by any amounts attributable to the inclusion of liabilities in basis pursuant to Section 752 of the Code, except that the Carrying Values of all assets may, at the discretion of the General Partner, be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), as provided for in Section 4.5. The Carrying Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and this definition, and provided, however, that Carrying Values shall not be adjusted to the extent the General Partner determines that an adjustment of the Carrying Values of all assets is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this sentence. The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset (taking Code Section 7701(g) into account) on the date of distribution as reasonably determined by the General Partner.

“Cash Amount” means an amount of cash per Partnership Unit equal to the applicable Redemption Price determined by the General Partner.

“Certificate” means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by any of the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“Class” means a class of REIT Shares or Partnership Units, as the context may require.

“Class A Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class A Unit as provided in this Agreement.

“Class B Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class B Unit and the denominator of which is the Net Asset Value Per Unit for each Class F-I Unit.

“Class B REIT Shares” means the REIT Shares referred to as “Class B” shares in the Memorandum.

“Class B Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class B Unit as provided in this Agreement.

“Class B Unit to Class C Unit Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class B Unit and the denominator of which is the Net Asset Value Per Unit for each Class C Unit.

“Class C Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class C Unit and the denominator of which is the Net Asset Value Per Unit for each Class F-I Unit.

“Class C REIT Shares” means the REIT Shares referred to as “Class C” shares in the Memorandum.

“Class C Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class C Unit as provided in this Agreement.

“Class C Unit to Class D Unit Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class C Unit and the denominator of which is the Net Asset Value Per Unit for each Class D Unit.

“Class D Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class D Unit and the denominator of which is the Net Asset Value Per Unit for each Class F-I Unit.

“Class D REIT Shares” means the REIT Shares referred to as “Class D” shares in the Memorandum.

“Class D Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class D Unit as provided in this Agreement.

“Class E Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class E Unit and the denominator of which is the Net Asset Value Per Unit for each Class F-I Unit.

“Class E REIT Shares” means the REIT Shares referred to as “Class E” shares in the Memorandum.

“Class E Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class E Unit as provided in this Agreement.

“Class F-D Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class F-D Unit and the denominator of which is the Net Asset Value Per Unit for each Class F-I Unit.

“Class F-D REIT Shares” means the REIT Shares referred to as “Class F-D” shares in the Memorandum.

“Class F-D Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class F-D Unit as provided in this Agreement.

“Class F-I REIT Shares” means the REIT Shares referred to as “Class F-I” shares in the Memorandum.

“Class F-I Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class F-I Unit as provided in this Agreement.

“Class F-I Unit to Class B Unit Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class F-I Unit and the denominator of which is the Net Asset Value Per Unit for each Class B Unit.

“Class F-S Conversion Rate” means the fraction, the numerator of which is the Net Asset Value Per Unit for each Class F-S Unit and the denominator of which is the Net Asset Value Per Unit for each Class F-I Unit.

“Class F-S REIT Shares” means the REIT Shares referred to as “Class F-S” shares in the Memorandum.

“Class F-S Unit” means a Partnership Unit entitling the holder thereof to the rights of a holder of a Class F-S Unit as provided in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Declaration of Trust” means the Second Amended and Restated Declaration of Trust of the Sole Member effective as of September 27, 2023, as amended, restated and/or supplemented from time to time.

“Designated Individual” shall have the meaning set forth in Section 10.5(a).

“Disabling Conduct” means, with respect to an Indemnitee, an act or omission by such Indemnitee that constitutes fraud, gross negligence, recklessness, willful misconduct, bad faith (in each case as determined in accordance with the laws of the State of Delaware), or intentional and material breach of this Agreement.

“discretion” means to the fullest extent permitted by applicable law, a Person’s entitlement to act in its “sole and absolute” discretion, and to consider only such interests and factors as it, acting in a manner not constituting Disabling Conduct, considers appropriate in the circumstances.

“DRIP” shall have the meaning set forth in Section 5.8.

“DRIP Participant” shall have the meaning set forth in Section 5.8.

“ERISA” shall mean Employee Retirement Income Security Act of 1974, as amended.

“Event of Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another; provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“Excepted Holder Limit” shall have the meaning set forth in the Declaration of Trust.

“Excess Profits” shall have the meaning set forth in Section 5.2(c)(i).

“Exchanged REIT Shares” shall have the meaning set forth in Section 6.9(b).

“Fortress” means Fortress Investment Group LLC, a Delaware limited liability company, and its successors and assigns.

“Fortress Managed Account” means any current or future investment fund, account or company sponsored, managed or advised by Fortress or any of its investment advisory Affiliates, including the Adviser. For the avoidance of doubt, portfolio companies of the Partnership or of any other Fortress Managed Account shall not be included within the definition of “Fortress Managed Account.”

“General Partner” means FNLR GP LLC, a Delaware limited liability company, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner, in such Person’s capacity as a General Partner of the Partnership.

“General Partnership Interest” means any Partnership Interest held by the General Partner.

“Hurdle Amount” for any calendar year means that amount that results in a 5% annualized internal rate of return on the Net Asset Value of the Partnership Units outstanding at the beginning of the then-current calendar year and all Partnership Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Partnership Units and all issuances of Partnership Units over the period and calculated in accordance with recognized industry practices. The ending Net Asset Value of the Partnership Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Performance Participation Allocation and any applicable stockholder servicing fee expenses; provided that the calculation of the Hurdle Amount for any period will exclude any Partnership Units repurchased during such period, which Partnership Units will be subject to the Performance Participation Allocation upon such repurchase as described in Section 5.2(c) and provided further that the calculation of the Hurdle Amount shall exclude the Net Asset Value of (i) Class A Units, (ii) Class D Units and (iii) upon the Sole Member becoming a “publicly offered REIT” for U.S. federal income tax purposes, in the Special Limited Partner’s discretion, Class E Units (and, in respect of clauses (i), (ii) and (iii), shall also exclude any distributions accrued or paid on all such Partnership Units, as well as any issuances of such Partnership Units).

“Imputed Underpayment Amount” shall have the meaning set forth in Section 10.5(a)(iii).

“Indemnitee” means (i) the General Partner, the Sole Member, the Adviser, the Partnership Representative, the Designated Individual, Fortress, members of the Board of Trustees, any consultant and the affiliates of any of them, (ii) the officers, directors, members, principals, shareholders, controlling Persons, representatives, partners, managers, employees, agents, affiliates and assigns of any Person in item (i) above, (iii) the Initial Limited Partner, the Special Limited Partner, any employee, officer and agent of the Partnership, and (iv) such other Persons (including Affiliates of the General Partner, the Sole Member or the Partnership) as the General Partner may designate from time to time, in its discretion.

“Initial Limited Partner” means Avraham Dreyfuss.

“Initial Partnership Agreement” has the meaning set forth in the Recitals.

“Initial Share Offering Period” shall have the meaning set forth in the Memorandum.

“Limited Partner” means any Person identified as a Limited Partner on the Partnership’s books and records, upon the execution and delivery by such Person of an additional limited partner signature page, and any Person who becomes a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partnership Interest” means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of the Act. A Limited Partnership Interest may be expressed as a number of Partnership Units.

“Loss” has the meaning provided in Section 5.1(e).

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Partnership Units repurchased during such year, which Partnership Units will be subject to the Performance Participation Allocation upon such repurchase as described in Section 5.2(c).

“Management Agreement” means the agreement, as amended and/or restated from time to time, among the Sole Member, the Partnership and the Adviser pursuant to which the Adviser will direct or perform the day-to-day business affairs of the Sole Member and the Partnership.

“Mandatory Holding Period” shall mean, in respect of any Class C Units or Class D Units, the initial two year period in which any such particular Partnership Units have been outstanding.

“Memorandum” means the confidential private placement memorandum dated as of September 27, 2023 of the Sole Member with respect to REIT Shares, as such confidential private placement memorandum may be amended or supplemented from time to time.

“Net Asset Value” means (i) for any Partnership Units, the net asset value of such Partnership Units, determined as of the last day of each month as described in the Memorandum, and (ii) for any REIT Shares, the net asset value of such REIT Shares, determined as of the last day of each month as described in the Memorandum.

“Net Asset Value Per REIT Share” means, for each Class of REIT Shares, the net asset value per share of such Class of REIT Shares, determined as of the last day of each month as described in the Memorandum.

“Net Asset Value Per Unit” means, for each Class of Partnership Unit, the net asset value per unit of such Class of Partnership Unit, determined as of the last day of each month as described in the Memorandum.

“Notice of Redemption” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit A.

“Offer” has the meaning set forth in Section 7.1(b)(ii).

“Ownership Limit” shall have the meaning set forth in the Declaration of Trust.

“Partner” means any General Partner, Special Limited Partner or Limited Partner.

“Partner Nonrecourse Debt” has the meaning specified in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each Partner’s Partner Nonrecourse Debt equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a “nonrecourse liability” (as defined in Regulations Section 1.752-1(a)(2)) determined in accordance with Regulations Section 1.704¬2(i)(3).

“Partner Nonrecourse Deductions” has the meaning specified in Regulations Sections 1.704-2(i)(2).

“Partnership” has the meaning set forth in the Preamble.

“Partnership Audit Rules” means Code Sections 6221 through 6241 and any successor statutes thereto or the Regulations promulgated thereunder.

“Partnership Interest” means an ownership interest in the Partnership held by a Limited Partner, the General Partner or the Special Limited Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“Partnership Minimum Gain” has the meaning specified in Regulations Sections 1.704¬2(b)(2) and 1.704-2(d).

“Partnership Record Date” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2, which record date shall be the same as the record date established by the Sole Member for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Representative” has the meaning described in Section 10.5(a).

“Partnership Unit” means a fractional, undivided share of the Partnership Interests (other than the General Partnership Interest and the Special Limited Partnership Interest) of all Partners issued hereunder, including Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class F-D Units, Class F-I Units, and Class F-S Units. The allocation of Partnership Units of each Class among the Partners shall be as set forth on the Partnership’s books and records.

“Percentage Interest” means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner by the total number of Partnership Units then outstanding. The Percentage Interest of each Partner shall be as set forth on the Partnership’s books and records.

“Performance Participation Allocation” has the meaning set forth in Section 5.2(c).

“Person” means an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity.

“Profit” has the meaning provided in Section 5.1(e) hereof.

“Property” means any Real Property, Real Estate Securities or other investment in which the Partnership holds an ownership interest.

“Real Estate Securities” means equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities, that own Real Property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments, owned by the Sole Member or the Partnership directly or indirectly through one or more of its Affiliates.

“Real Property” means land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

“Received REIT Shares” has the meaning set forth in Section 6.9.

“Redemption” has the meaning set forth in Section 8.5.

“Redemption Price” means, with respect to a Class of REIT Shares, the Net Asset Value Per REIT Share for REIT Shares of that Class of the REIT Shares Amount as of the end of the Specified Redemption Date.

“Redemption Right” has the meaning provided in Section 8.5(a).

“Regulations” means the U.S. federal income tax regulations promulgated under the Code, as amended.

“REIT” means a corporation, trust, association or other legal entity that has elected or intends to elect to be taxed as a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Expenses” means (i) costs and expenses relating to the formation and continuity of existence and operation of the Sole Member and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this defined term, be included within the definition of Sole Member), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the Sole Member or service providers to the Sole Member (including service providers affiliated with the Adviser), (ii) costs and expenses relating to any offering and registration of securities by the Sole Member, including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but excluding the ongoing servicing fee, (iii) costs and expenses associated with any repurchase of any securities by the Sole Member, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the Sole Member under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the Sole Member with laws, rules and regulations promulgated by any regulatory body, including the Commission, (vi) the management fee payable to the Adviser under the Management Agreement and other fees and expenses payable to other services providers of the Sole Member, (vii) costs and expenses incurred by the Sole Member relating to any issuing or redemption of Partnership Interests and/or REIT Shares, (viii) all other operating and administrative costs of the Sole Member and/or the Partnership incurred in the ordinary course of their business, including pursuant to the Management Agreement and Administration Agreement between the Sole Member and the Adviser, and (ix) operating and transaction costs and expenses attributable to the Sole Member’s and/or the Partnership’s operations and investments.

“REIT Share” means a common share of the beneficial interest of the Sole Member (or successor entity, as the case may be), including Class B REIT Shares, Class C REIT Shares, Class D REIT Shares, Class E REIT Shares, Class F-D REIT Shares, Class F-I REIT Shares, and Class F-S REIT Shares.

“REIT Shares Amount” means a number of REIT Shares having the same Class designation as the Class of Partnership Units offered for exchange by a Tendering Party equal to such number of Partnership Units; provided that in the event the Sole Member issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

“Related Party” means, with respect to any Person, any other Person whose ownership of shares of the Sole Member’s capital stock would be attributed to the first such Person under Code Section 544 as modified by Code Section 856(h)(1)(B).

“Service” means the United States Internal Revenue Service.

“Shareholders” means the holders of record of the REIT Shares as maintained in the books and records of the Sole Member or its transfer agent.

“Sole Member” means Fortress Net Lease REIT, a Maryland statutory trust, which is the sole member of the General Partner.

“Special Limited Partner” means FNLR SLP LLC, a Delaware limited partnership, which shall be a limited partner of the Partnership and recognized as such under applicable Delaware law, but not a “Limited Partner” within the meaning of this Agreement (other than to the extent it owns Partnership Units).

“Special Limited Partnership Interest” means the interest of the Special Limited Partner in the Partnership representing solely its right as the holder of an interest in distributions described in Section 5.2(c) (and any corresponding allocations of income, gain, loss and deduction under this Agreement), and not any interest in Partnership Units it may own from time to time.

“Specified Redemption Date” means the first business day of the month following the month of the day that is 45 days after receipt by the General Partner of the Notice of Redemption.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Substitute Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3.

“Successor Entity” has the meaning set forth in Section 4.3(a)(ii).

“Survivor” has the meaning set forth in Section 7.1(c).

“Tax Advances” has the meaning set forth in Section 5.2(d).

“Tendered Units” has the meaning provided in Section 8.5(a).

“Tendering Party” has the meaning provided in Section 8.5(a).

“Total Return” for any period since the end of the prior calendar year shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the Partnership Units outstanding at the end of such period since the beginning of the then-current calendar year plus (ii) the change in aggregate Net Asset Value of such Partnership Units since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Partnership Units, (y) any allocation or accrual to the Performance Participation Allocation and (z) any applicable stockholder servicing fee expenses (including any payments made to the General Partner for payment of such expenses). For the avoidance of doubt, (A) the calculation of Total Return will (i) include any appreciation or depreciation in the Net Asset Value of Partnership Units issued during the then-current calendar year but (ii) exclude the proceeds from the initial issuance of such Partnership Units and (B) will exclude distributions and Net Asset Value of (i) Class A Units, (ii) Class D Units and (iii) upon the Sole Member becoming a “publicly offered REIT” for U.S. federal income tax purposes, in the Special Limited Partner’s discretion, Class E units.

“Transaction” has the meaning set forth in Section 7.1.

“Transfer” has the meaning set forth in Section 9.2(a).

“Waiver Eligible Units” shall have the meaning set forth in Section 5.2(c).

“Waiver Eligible Shares” shall have the meaning set forth in the Memorandum.

1.2.        Interpretation. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Wherever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms. For all purposes of this Agreement, the term “control” and variations thereof shall mean possession of the authority to direct or cause the direction of the management and policies of the specified entity, through the direct or indirect ownership of equity interests therein, by contract or otherwise. As used in this Agreement, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” As used in this Agreement, the terms “herein,” “hereof” and “hereunder” shall refer to this Agreement in its entirety. Any references in this Agreement to “Sections” or “Articles” shall, unless otherwise specified, refer to Sections or Articles, respectively, in this Agreement. Any references in this Agreement to an “Exhibit” shall, unless otherwise specified, refer to an Exhibit attached to this Agreement, as such Exhibit may be amended from time to time. Each such Exhibit shall be deemed incorporated in this Agreement in full. If any time period set forth herein shall expire on a day which is not a business day, such time period shall be automatically extended to the first business day immediately following the non-business day on which such time period would otherwise expire.

Article 2

PARTNERSHIP FORMATION AND IDENTIFICATION

2.1.        Formation. The Partnership was formed as a limited partnership pursuant to the Act and all other pertinent laws of the State of Delaware.

2.2.        Name, Office and Registered Agent. The name of the Partnership is FNLR OP LP. The specified office and principal place of business of the Partnership shall be 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on it as registered agent.

2.3.        Partners.

(a)           The General Partner of the Partnership is FNLR GP LLC, a Delaware limited liability company. Its principal place of business is the same as that of the Partnership.

(b)           The Limited Partners are the Persons identified as Limited Partners on the Partnership’s books and records.

(c)           The Special Limited Partner is FNLR SLP LLC, a Delaware limited liability company. Its principal place of business is the same as that of the Partnership.

2.4.        Term and Dissolution.

(a)           The Partnership commenced upon the filing for record of the Certificate in the office of the Secretary of State of the State of Delaware on January 3, 2023, and shall continue indefinitely, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(i)             the occurrence of an Event of Bankruptcy as to the General Partner or the dissolution, death, removal or withdrawal of the General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b);

(ii)            the passage of 90 days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full); or

(iii)           the election by the General Partner that the Partnership should be dissolved.

(b)           Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b)), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel any Certificate(s) and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.5.        Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, any and all amendments to the Certificate(s) and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

Article 3

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that without the consent of the Sole Member, such business shall be limited to and conducted in such a manner as to permit the Sole Member to qualify as a REIT and to avoid the imposition on the Sole Member of any taxes under Section 857 or Section 4981 of the Code and any analogous provisions of state law, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. Notwithstanding the foregoing, the Limited Partners agree that the Sole Member may terminate its status as a REIT under the Code at any time to the full extent permitted under the Declaration of Trust.

Article 4

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1.        Capital Contributions. The General Partner and the Limited Partners have made capital contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on the Partnership’s books and records, which may be kept in an electronic format at the discretion of the General Partner. The General Partner may keep the Partnership’s books and records current through separate revisions that reflect periodic changes to the capital contributions made by the Partners and redemptions and other purchases of Partnership Units by the Partnership, and corresponding changes to the Partnership Interests of the Partners, without preparing an amendment to this Agreement.

4.2.        Classes of Partnership Units. The General Partner is hereby authorized to cause the Partnership to issue Partnership Units designated as Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class F-D Units, Class F-I Units, and Class F-S Units. Each such Class shall have the rights and obligations attributed to that Class under this Agreement.

4.3.        Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.3 or Section 4.4, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3.

(a)           Issuances of Additional Partnership Interests.

(i)            General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms, including higher, lower or no management fees, and conditions, such as higher, lower or no Special Limited Partner Performance Participation Allocation, as shall be established by the General Partner in its discretion, all without the approval of any Limited Partners, including, but not limited to, Partnership Units issued in connection with the issuance of REIT Shares of or other interests in the Sole Member, Partnership Units issued to the Special Limited Partner with respect to payments made pursuant to the Performance Participation Allocation, Partnership Units issued to the Adviser as a management fee pursuant to the Management Agreement, Partnership Units issued to current or former affiliates of the Adviser or current or former employees, officers or directors of Fortress or its affiliates, and Partnership Units issued in connection with acquisitions of properties. Any additional Partnership Interests issued thereby may be issued in one or more classes (including the Classes specified in this Agreement or any other Classes), or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its discretion and without the approval of any Limited Partner, subject to Delaware law, the Code and Regulations, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the Sole Member unless:

(1)           the additional Partnership Interests are issued in connection with an issuance of Additional Securities by the Sole Member in accordance with Section 4.3(a)(iii);

(2)           the additional Partnership Interests are issued in exchange for property contributed by the Sole Member to the Partnership with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(3)           the additional Partnership Interests are issued to all Partners holding Partnership Units in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

(ii)           Adjustment Events. In the event the Sole Member (i) declares or pays a dividend on any Class of its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of any Class of its outstanding REIT Shares in REIT Shares, (ii) subdivides any Class of its outstanding REIT Shares, or (iii) combines any Class of its outstanding REIT Shares into a smaller number of REIT Shares with respect to any Class of REIT Shares, then a corresponding adjustment to the number of outstanding Partnership Units of the applicable Class necessary to maintain the proportionate relationship between the number of outstanding Partnership Units of such Class to the number of outstanding REIT Shares of such Class shall automatically be made. Additionally, in the event that any other entity shall become Sole Member pursuant to any merger, consolidation or combination of the Sole Member with or into another entity (the “Successor Entity”), the number of outstanding Partnership Units of each Class shall be adjusted by multiplying such number by the number of shares of the Successor Entity into which one REIT Share of such Class is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the number of outstanding Partnership Units of any Class shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, or such merger, consolidation or combination, the number of outstanding Partnership Units of any Class shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination or such merger, consolidation or combination. If the Sole Member takes any other action affecting the REIT Shares other than actions specifically described above and, in the opinion of the General Partner such action would require an adjustment to the number of Partnership Units to maintain the proportionate relationship between the number of outstanding Partnership Units to the number of outstanding REIT Shares and the 1:1 ratio between the number of outstanding REIT Shares and the Partnership Units held by the Sole Member (directly or through its wholly-owned subsidiaries), the General Partner shall have the right to make such adjustment to the number of Partnership Units, to the extent permitted by law, in such manner and at such time as the General Partner, in its discretion, may determine to be appropriate under the circumstances.

(iii)          Upon Issuance of Additional Securities. Upon the issuance by the Sole Member of any Additional Securities (including pursuant to the Sole Member’s distribution reinvestment plan) other than to all holders of REIT Shares, the Sole Member shall contribute any net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly or through the General Partner, to the Partnership in return for, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights such that their economic interests are substantially similar to those of the Additional Securities; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of assets that would not be owned directly or indirectly by the Partnership, but if and only if, such acquisition and issuance of Additional Securities have been approved and determined to be in or not opposed to the best interests of the General Partner and the Partnership; provided, further, that the Sole Member is allowed to use net proceeds from the issuance and sale of such Additional Securities to repurchase REIT Shares pursuant to a share repurchase plan. Without limiting the foregoing, the Sole Member is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as the Sole Member concludes in good faith that such issuance is in the best interests of the Sole Member and the Partnership. Without limiting the foregoing, if the Sole Member issues REIT Shares of any Class for a cash purchase price and contributes all of the net proceeds of such issuance to the Partnership as required hereunder, the Sole Member shall be issued a number of additional Partnership Units having the same Class designation as the issued REIT Shares equal to the number of such REIT Shares of that Class issued by the Sole Member the proceeds of which were so contributed.

(b)           Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, to the extent that the Sole Member shall make Capital Contributions to the Partnership of the proceeds therefrom, if the proceeds actually received by the Sole Member and contributed to the Partnership in respect of the REIT Shares the proceeds of which were so contributed are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other broker-dealer fees paid or incurred in connection with such issuance, then the Sole Member shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.3(a). In connection with any and all issuances of REIT Shares pursuant to the Sole Member’s distribution reinvestment plan, the Sole Member shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the distributions that have been reinvested in respect of the REIT Shares issued by the Sole Member in return for an equal number of Partnership Units having the same Class designation as the issued REIT Shares.

(c)           Automatic Conversion of Class B Units and Class C Units.

(i)             During the Initial Share Offering Period, if any Limited Partner holding Class B Units, either on its own or together with a group of commonly advised Limited Partners (as determined by the Adviser in its discretion), has invested, in the aggregate, at least $25 million in Partnership Units, each Class B Unit held in such Limited Partner’s account shall automatically and without any action on the part of such Limited Partner convert into a number of Class C Units at the Class B Unit to Class C Unit Conversion Rate.

(ii)            During the Initial Share Offering Period, if any Limited Partner holding Class C Units, either on its own or together with a group of commonly advised Limited Partners (as determined by the Adviser in its discretion), has invested, in the aggregate, at least $50 million in Partnership Units, each Class C Unit held in such Limited Partner’s account shall automatically and without any action on the part of such Limited Partner convert into a number of Class D Units at the Class C Unit to Class D Unit Conversion Rate.

(iii)           For purposes of determining whether the $25 million or $50 million threshold discussed in paragraphs (i) and (ii) above, respectfully, has been met in respect of any Limited Partner, the Adviser may, in its discretion, aggregate the amount that such Limited Partner has invested in Partnership Units with the amount of Partnership Units and REIT Shares that may be held by any commonly advised Limited Partners or Shareholders, respectively.

(d)           With respect to any Limited Partner whose Partnership Units are converted into, or exchanged for, another Class, the terms of such new Class shall only apply to such Limited Partner on a going-forward basis following such conversion or exchange and not on a retroactive basis for any time prior to such conversion or exchange, as applicable; provided, that, the Mandatory Holding Period, if applicable, in respect of any such converted or exchanged Partnership Units held by a Limited Partner shall be calculated based on the day on which such Limited Partner was first issued such particular Partnership Units for cash and not, for the avoidance of doubt, from the day on which such Partnership Units may have been (x) issued pursuant to any distribution reinvestment plan, (y) received in connection with a conversion or exchange of other Partnership Units or REIT Shares or (z) later acquired.

4.4.        Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans, purchase of additional Partnership Interests or otherwise (which the General Partner or such Affiliates will have the option, but not the obligation, of providing) or (iii) cause the Partnership to issue additional Partnership Interests and admit additional Limited Partners to the Partnership in accordance with Section 4.3.

4.5.        Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv) and a Partner shall have a single Capital Account with respect to all Partnership Interests held by such Partner. To each Partner’s Capital Account there shall be credited (i) such Partner’s Capital Contributions, (ii) such Partner’s distributive share of Profits and any items in the nature of income or gain that are allocated pursuant to Article 5 of this Agreement, and (iii) to the extent not taken into account in determining the amount of such Partner’s Capital Contributions under clause (i) above, the amount of any Partnership liabilities assumed by such Partner or which are secured by any property distributed to such Partner. To each Partner’s Capital Account there shall be debited (i) the amount of cash and the Carrying Value of any property distributed to such Partner pursuant to any provision of this Agreement, (ii) such Partner’s distributive share of Losses and any items in the nature of expenses or losses that are allocated pursuant to Article 5 of this Agreement, and (iii) the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership. In the event that one or more Partnership Units are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Units. In determining the amount of any liability for purposes of this Section 4.5, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations. The foregoing provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1704-1(b) and shall be interpreted and applied in a manner consistent with the Regulations. If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property or money as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), or (iv) the Partnership grants a Partnership Interest (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership, the General Partner may revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s assets are revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.6.        Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.6, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the adjustment occurs and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its discretion, shall determine which method (and which assumptions and conventions) shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests, unless otherwise required under Section 706 of the Code and the Regulations thereunder.

4.7.         No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.8.         Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.9.         No Third-Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto, including an Indemnitee, and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

Article 5

PROFITS AND LOSSES; DISTRIBUTIONS

5.1.         Allocation of Profit and Loss.

(a)           Sole Member Gross Income Allocation. There shall be specially allocated to the Sole Member an amount of (i) first, items of Partnership income and (ii) second, items of Partnership gain during each fiscal year or other applicable period, before any other allocations are made hereunder, in an amount equal to the excess, if any, of the cumulative reimbursements made to the Sole Member under Section 6.5(b) (other than reimbursements which would properly be treated as “guaranteed payments” or which are attributable to the reimbursement of expenses which would properly be either deductible by the Partnership or added to the tax basis of any Partnership asset) over the cumulative allocations of Partnership income and gain to the Sole Member under this Section 5.1(a).

(b)          General Allocations. The items of Profit and Loss of the Partnership for each fiscal year or other applicable period, after adjusting each Partner’s Capital Account for all Capital Contributions and distributions during such period and after giving effect to any items allocated under Section 5.1(a), 5.1(c), and 5.1(f), shall be allocated among the Partners in a manner that will, as nearly as possible cause the Capital Account balance of each Partner at the end of such fiscal year or other applicable period to equal (i) the amount of the hypothetical distribution that such Partner would receive if the Partnership were liquidated on the last day of such period and all assets of the Partnership, including cash, were sold for cash equal to their Carrying Values, taking into account any adjustments thereto for such period, all liabilities of the Partnership were satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and the remaining cash proceeds (after satisfaction of such liabilities) were distributed in full pursuant to Section 5.2, minus (ii) the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i), all computed as of the last day of such period. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.

(c)          Regulatory Allocations. Notwithstanding any other provision of this Agreement:

(i)            Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f). This Section 5.1(c)(i) is intended to comply with the minimum gain chargeback requirements in such Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Regulations Sections 1.704¬2(f) and 1.704-2(i)(4).

(ii)           Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations, or distributions described in U.S. Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit Capital Account balance created by such adjustments, allocations or distributions as promptly as possible; provided that an allocation pursuant to this Section 5.1(c)(ii) shall be made only to the extent that a Partner would have a deficit Capital Account balance in excess of such sum after all other allocations provided for in this IV have been tentatively made as if this Section 5.1(c)(ii) were not in this Agreement. This Section 5.1(c)(ii) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(iii)          Gross Income Allocation. If one or more Partners has a deficit Capital Account at the end of any fiscal year that is in excess of the sum of (i) the amount each such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount each such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704¬2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible (in proportion to the amount of such deficit); provided that an allocation pursuant to this Section 5.1(c)(iii) shall be made only if and to the extent that a Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been tentatively made as if Section 5.1(c)(ii) and this Section 5.1(c)(iii) were not in this Agreement.

(iv)          Payee Allocation. If any payment to any person that is treated by the Partnership as the payment of an expense is recharacterized by a taxing authority as a Partnership distribution to the payee as a partner, such payee shall be specially allocated, in the manner determined by the General Partner, an amount of Partnership gross income and gain as quickly as possible equal to the amount of the distribution.

(v)           Nonrecourse Deductions. Nonrecourse Deductions shall be allocated pro rata based on the Percentage Interest held by each Partner. “Partner Nonrecourse Deductions” has the meaning specified in Regulations Section 1.704-2(i)(2).

(vi)          Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(j). “Partner Nonrecourse Deductions” has the meaning specified in Regulations Section 1.704-2(i)(2).

(vii)         Section 754 Adjustments. To the extent an adjustment to the adjusted U.S. federal income tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii)        Loss Limitation. The Losses allocated pursuant to Section 5.1(b) shall not exceed the maximum amount of Losses that can be so allocated without causing any Partner to have an Adjusted Capital Account Deficit. To the extent that some, but not all, Partners have or would have, as a result of an allocation of Loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Loss (or item thereof) shall be allocated on a Partner-by-Partner basis so as to allocate the maximum permissible Loss (or item thereof) under Regulations Section 1.704-1(b)(2)(ii)(d). All Losses in excess of the limitation set forth in this Section 5.1(c) shall be allocated to the Sole Member.

(ix)           Curative Allocations. Any special allocations of income or gain pursuant to Section 5.1(c)(i) through Section 5.1(c)(viii) hereof shall be taken into account in computing subsequent allocations pursuant to Section 5.1(a) and Section 5.1(b) and this Section 5.1(c)(ix), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Section 5.1(c)(i) through Section 5.1(c)(viii) had not occurred.

(d)          Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners, unless otherwise required under Section 706 of the Code and the Regulations thereunder. The General Partner, in its discretion, shall determine which method (and which assumptions and conventions) shall be used to allocate Profits and Losses for the taxable year in which such a transfer occurs.

(e)           Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (i) all items of income, gain, loss or deduction allocated pursuant to Sections 5.1(c)(i) through (viii) shall not be taken into account in computing such taxable income or loss; (ii) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profit and Loss shall be added to such taxable income or loss; (iii) upon an adjustment to the Carrying Value of any asset pursuant to the definition of Carrying Value (other than an adjustment in respect of depreciation, amortization or cost recovery deductions), the amount of the adjustment shall be included as gain or loss in computing such Profit or Loss; (v) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization, or cost recovery deductions with respect to, or gain or loss resulting from a disposition of, such asset for purposes of Profit and Loss shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profit and Loss); and (vi) except for items in (i) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profit and Loss pursuant to this definition shall be treated as deductible items. The amounts of the items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 5.2(c) shall be determined by applying rules analogous to those set forth in such clauses (i) through (vi) above.

(f)            Tax Allocations.

(i)             General. All items of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners for federal, state and local income tax purposes consistent with the manner that the corresponding constituent items of Profit and Loss shall be allocated among the Partners pursuant to this Agreement in the manner determined by the General Partner, except as may otherwise be provided herein or by the Code. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the General Partner deems reasonably necessary for this purpose.

(ii)            Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for U.S. federal income tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for U.S. federal income tax purposes and its initial Carrying Value (computed in accordance with the definition of Carrying Value) using such method(s) and convention(s) as may be permitted under Regulations Section 1.704-3, as determined by the General Partner in its discretion. In the event the Carrying Value of any Partnership asset is adjusted in accordance with the definition of Carrying Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Carrying Value using such method(s) and convention(s) as may be permitted under Regulations Section 1.704-3, as determined by the General Partner in its discretion.

(iii)           Other Allocation and Tax Matters. All matters concerning the computation of Capital Accounts; the calculation and allocation of Profits (and items thereof) and Losses (and items thereof); the allocation of items of income, gain, loss, deduction and expense for tax purposes; the making, changing, or revocation of any tax elections and the adoption, change or revocation of any accounting methods, positions, policies, and procedures not expressly provided for by the terms of this Agreement shall be determined by the General Partner in its discretion. Such determination shall be final and conclusive as to all Partners.

5.2.        Distribution of Cash.

(a)           The Partnership shall distribute cash on a monthly (or, at the election of the General Partner, more or less frequently) basis, in an amount determined by the General Partner in its discretion, to the Limited Partners who are Partners on the Partnership Record Date with respect to such month (or other distribution period) in accordance with Section 5.2(b). The Partnership shall be deemed to have distributed cash to the Sole Member in an amount equal to the amount of distributions by the Sole Member that are reinvested in REIT Shares issued by the Sole Member pursuant to the Sole Member’s distribution reinvestment plan, and the Sole Member shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of such distributions in return for an equal number of Partnership Units having the same Class designation as the issued REIT Shares.

(b)          Except for distributions pursuant to Section 5.6 in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 5.2(c), 5.2(d), 5.2(e), 5.3 and 5.4, all distributions of cash (including any deemed distributions pursuant to Section 5.2(a)) shall be made to the Partners in amounts proportionate to the aggregate Net Asset Value of the Partnership Units held by the respective Partners on the Partnership Record Date, except that the amount distributed per Partnership Unit of any Class may differ from the amount per Partnership Unit of another Class on account of differences in Class-specific expense allocations with respect to REIT Shares as described in the Memorandum or for other reasons as determined by the Board of Trustees of the Sole Member. Any such differences shall correspond to differences in the amount of distributions per REIT Share for REIT Shares of different Classes, with the same adjustments being made to the amount of distributions per Partnership Unit for Partnership Units of a particular Class as are made to the distributions per REIT Share by the Sole Member with respect to REIT Shares having the same Class designation.

(c)          Notwithstanding the foregoing, so long as the Management Agreement has not been terminated (including by means of non-renewal), the Special Limited Partner shall be entitled to a distribution (the “Performance Participation Allocation”) with respect to the Class B Units, Class C Units, Class E Units, Class F-S Units, Class F-D Units, and Class F-I Units, promptly following the end of each calendar year and at the other times described below (which shall accrue on a monthly basis) in an amount equal to:

(i)            First, if the Total Return for the applicable period exceeds the sum of (A) the Hurdle Amount for that period and (B) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Special Limited Partner equals 10% (in the case of the Class F-S Units, Class F-D Units, Class F-I Units, Class B Units and Class E Units) or 5% (in the case of the Class C Units), as applicable, of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause; and

(ii)           Second, to the extent there are remaining Excess Profits, 10% (in the case of the Class F-S Units, Class F-D Units, Class F-I Units, Class B Units and Class E Units) or 5% (in the case of the Class C Units), as applicable, of such remaining Excess Profits.

Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

Notwithstanding the foregoing, no Performance Participation Allocation shall be distributed to the Special Limited Partner with respect to any Class B Units, Class C Units, Class E Units, Class F-S Units, Class F-D Units, and Class F-I Units that are issued during the Initial Share Offering Period (including any such Partnership Units issued pursuant to any distribution reinvestment plan during the Initial Share Offering Period) (collectively, “Waiver Eligible Units”) for six months (measured, (i) in respect of each Limited Partner and such Limited Partner’s Waiver Eligible Units, regardless of whether any such Partnership Units were issued on different days, from the day on which such Limited Partner was first issued any such Partnership Units for cash and not, for the avoidance of doubt, from the day on which any such Partnership Units may have been (x) issued pursuant to any distribution reinvestment plan, (y) received in connection with a conversion or exchange of other Partnership Units or REIT Shares or (z) later acquired and (ii) in respect of any Waiver Eligible Units held by the Sole Member, either directly or through the General Partner, in a manner consistent with the calculation of the six month period that is applicable to the corresponding Waiver Eligible Shares that are attributable to such Waiver Eligible Units); provided, that, the Special Limited Partner shall waive the Performance Participation Allocation with respect to Class E Units if and for so long as the Sole Member is a “publicly offered REIT” for U.S. federal income tax purposes. The Special Limited Partner shall not receive any Performance Participation Allocation in relation to Class A Units or Class D Units.

If and for so long as the Sole Member is a “publicly offered REIT” for U.S. federal income tax purposes, and the Special Limited Partner waives the Performance Participation Allocation in respect of Class E Units, the Special Limited Partner may, in its discretion, reinstate the Performance Participation Allocation of any Class E unitholder who is no longer an employee, officer or director at Fortress or its affiliates, including by causing the General Partner to convert such person’s Partnership Units to any other class of Partnership Units, including a class of Partnership Units that may bear different or higher management fees and Performance Participation Allocation, at any time.

With respect to all Partnership Units that are repurchased at the end of any month in connection with repurchases of REIT Shares pursuant to the Sole Member’s share repurchase plan, the Special Limited Partner shall be entitled to such Performance Participation Allocation in an amount calculated as described above calculated in respect of the portion of the year for which such Partnership Units were outstanding, and proceeds for any such Partnership Unit repurchase will be reduced by the amount of any such Performance Participation Allocation.

Distributions on the Performance Participation Allocation may be payable in cash, Class E REIT Shares or Class A Units at the election of the Special Limited Partner. If the Special Limited Partner elects to receive such distributions in Partnership Units, the Special Limited Partner will receive the number of Partnership Units that results from dividing the Performance Participation Allocation by the Net Asset Value Per Unit of the applicable Class of Partnership Units at the time of such distribution. If the Special Limited Partner elects to receive such distributions in Partnership Units, the Special Limited Partner may request the Partnership to redeem such Partnership Units from the Special Limited Partner at any time thereafter pursuant to Section 8.5.

The measurement of the change in Net Asset Value Per Unit for the purpose of calculating the Total Return is subject to adjustment by the Board of Trustees of the Sole Member to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the Board of Trustees of the Sole Member deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets.

The Special Limited Partner will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Partnership.

In the event the Management Agreement is terminated (including by means of non-renewal), the Special Limited Partner will be allocated any accrued Performance Participation Allocation with respect to all Partnership Units as of the date of such termination.

(d)          To the extent the Partnership is required by law to withhold or to make tax payments (including interest and penalties thereon) on behalf of or with respect to any Partner (“Tax Advances”), the General Partner may withhold such amounts and make such tax payments as so required. All Tax Advances made on behalf of a Partner shall, at the option of the General Partner, (i) be promptly paid to the Partnership by the Partner on whose behalf such Tax Advances were made or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner. Whenever the General Partner selects the option set forth in clause (ii) of the immediately preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions unreduced by the amount of such Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership and the General Partner and any member or officer of the General Partner from and against any liability with respect to Tax Advances required on behalf of or with respect to such Partner. Each Partner shall furnish the General Partner with such information, forms and certifications as it may require and as are necessary to comply with the regulations governing the obligations of withholding tax agents, as well as such information, forms and certifications as are necessary with respect to any withholding taxes imposed by countries other than the United States and represents and warrants that the information and forms furnished by it shall be true and accurate in all respects. The amount of any taxes paid by or withheld from receipts of the Partnership (or any investment in which the Partnership invests that is treated as a flow-through entity for U.S. federal income tax purposes) allocable to a Partner from an investment shall be deemed to have been distributed to each Partner to the extent that the payment or withholding of such taxes reduced distribution proceeds otherwise distributable to such Partner as provided herein.

(e)          In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

5.3.        REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient for the Sole Member to make distributions sufficient to allow the Sole Member to (i) meet its distribution requirements for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any income or excise tax liability imposed by the Code or analogous provisions of state law.

5.4.        No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.5.        Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.6.        Distributions Upon Liquidation. Immediately before liquidation of the Partnership, (i) Class B Units will automatically convert to Class F-I Units at the Class B Conversion Rate, (ii) Class C Units will automatically convert to Class F-I Units at the Class C Conversion Rate (iii) Class D Units will automatically convert to Class F-I Units at the Class D Conversion Rate, (iv) Class F-S Units will automatically convert to Class F-I Units at the Class F-S Conversion Rate, (v) Class F-D Units will automatically convert to Class F-I Units at the Class F-D Conversion Rate and (vi) Class E Units will automatically convert to Class F-I Units at the Class E Conversion Rate. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts, obligations and establishment of reserves of the Partnership, including any Partner loans, and after payment of any accrued Performance Participation Allocation to the Special Limited Partner and any preferred return owed to any other Partnership Units, any remaining assets of the Partnership shall be distributed to each holder of Class F-I Units, ratably with each other holder of Class F-I Units, which will include all converted Class B Units, Class C Units, Class D Units, Class F-S Units, Class F-D Units and Class E Units, in such proportion as the number of outstanding Class F-I Units held by such holder bears to the total number of outstanding Class F-I Units then outstanding. Except as otherwise determined by the General Partner, Class A Units shall be converted to Class E REIT Shares.

Notwithstanding any other provision of this Agreement, the amount by which the value, as determined in good faith by the General Partner, of any property other than cash to be distributed in kind to the Partners exceeds or is less than the Carrying Value of such property shall, to the extent not otherwise recognized by the Partnership, be taken into account in computing Profit and Loss of the Partnership for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Partners, pursuant to this Agreement. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.7.        Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership’s profits) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

5.8.        Reinvestment. Subject to legal, tax, regulatory or other similar considerations, each Limited Partner holding Partnership Units agrees to participate in the reinvestment program of distributions to the holders of Partnership Units (the “DRIP” and any participating Limited Partner, a “DRIP Participant”) unless otherwise agreed with the General Partner in writing. The following provisions shall apply to the DRIP and any Limited Partner’s participation therein:

(a)           Subject to Section 5.8(b)(v), the General Partner shall, on behalf of each DRIP Participant, reinvest all distributions to be made to such DRIP Participant with respect to its Partnership Units in exchange for such DRIP Participant being issued additional Partnership Units of the same Class of Partnership Units held by such DRIP Participant. Partnership Units issued pursuant to the DRIP shall be purchased at the applicable Net Asset Value Per Unit on the date that the distribution is payable (calculated as of the most recent month end).

(b)           In connection with this Section 5.8, each Limited Partner agrees and acknowledges as follows:

(i)             The Partnership has designated the General Partner to administer the DRIP and act as agent for the DRIP Participants. The General Partner shall credit distributions to DRIP Participants on the basis of whole or fractional Partnership Units, and shall reinvest such distributions in additional Partnership Units of the same Class of Partnership Units held by such DRIP Participant.

(ii)            A DRIP Participant shall remain in the DRIP until such DRIP Participant withdraws from the DRIP in accordance with Section 5.8(b)(v) or the General Partner terminates or suspends the DRIP.

(iii)           A DRIP Participant shall be deemed to have made a Capital Contribution, and Partnership Units shall be purchased, on the date that the distribution is payable (at the then-current Net Asset Value Per Unit, calculated as of the most recent month end). No interest shall be paid on cash distributions pending reinvestment under the terms of the DRIP.

(iv)           No DRIP Participant shall have any authorization or power to direct the time or price at which Partnership Units shall be purchased. The total amount to be invested shall depend on the amount of any distributions paid on the number of Partnership Units owned by the DRIP Participant, as well as any withholding taxes paid on behalf of such DRIP Participant.

(v)            DRIP Participants may elect to withdraw from the DRIP with respect to the Partnership Units held in their account in the DRIP by providing 10 days’ prior written notice of such election to withdraw in a form acceptable to the General Partner and such election to withdraw shall be effective until rescinded by providing written notice of an election to reinstate participation in the DRIP in a form acceptable to the General Partner. Such written notice of such election to withdraw or be reinstated, as the case may be, must be received by the General Partner prior to the last day of the month in order for a DRIP Participant’s termination to be effective for such month (i.e., a timely termination notice will be effective as of the last day of a month in which it is timely received and will not affect participation in the DRIP for any prior month). Any transfer of Partnership Units by a DRIP Participant to a non-DRIP Participant will terminate participation in the DRIP with respect to the transferred Partnership Units. If a DRIP Participant requests that the Partnership repurchase all or any portion of the DRIP Participant’s Partnership Units, the DRIP Participant’s participation in the DRIP with respect to the DRIP Participant’s Partnership Units for which repurchase was requested but that were not repurchased will be terminated. If a DRIP Participant terminates DRIP participation, the Partnership may, at its option, ensure that the terminating DRIP Participant’s account will reflect the whole number of Partnership Units in such DRIP Participant’s account and provide a check or other instrument of payment for the cash value of any fractional share in such account. Upon termination of DRIP participation for any reason, future distributions will be distributed to the Limited Partner in cash.

(c)           This Section 5.8 shall not apply to any distributions to the General Partner made pursuant to Section 5.2(a).

Article 6

RIGHTS, OBLIGATIONS AND
POWERS OF THE GENERAL PARTNER

6.1.        Management of the Partnership.

(a)           Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement and without limiting any powers of the Adviser pursuant to the Management Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i)            to acquire, purchase, own, operate, lease and dispose of any Property;

(ii)           to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(iii)          to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv)          to borrow or lend money for the Partnership, issue or receive evidence of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v)           to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi)          to guarantee or become a co-maker of indebtedness of the Sole Member or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii)         to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the Sole Member, the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner or the Sole Member as set forth in this Agreement;

(viii)        to lease all or any portion of any of the Partnership’s assets, whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix)           to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(x)            to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xi)           to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii)          to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as the General Partner shall determine from time to time;

(xiii)         to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv)         to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xv)          to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xvi)         to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii)        to maintain accurate accounting records and to file all federal, state and local income tax returns on behalf of the Partnership;

(xviii)       to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix)          to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that the General Partner deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx)           to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

(xxi)          to merge, consolidate or combine the Partnership with or into another Person;

(xxii)         to take or refrain from taking any actions necessary or prudent to ensure that the Partnership will avoid any income or excise tax liability imposed by the Code or analogous provisions of state law; and

(xxiii)        to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the Sole Member to qualify as a REIT and avoid the payment of any income or excise taxes unless the Sole Member voluntarily terminates its REIT status in accordance with its Declaration of Trust) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b)          Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.2.        Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder to any Person, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person (which may include the Adviser) may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.3.        Indemnification and Exculpation of Indemnitees.

(a)           To the fullest extent permitted by law, the Partnership shall indemnify and hereby agrees to indemnify and hold harmless the Indemnitees from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnitees in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of any Limited Partner, including the Sole Member or its security holders) arising from any actual or alleged act or omission to act performed or omitted by it in connection with any matter arising out of or in connection with this Agreement or the Partnership’s business or affairs or any investment made or held by the Partnership (except that the Partnership shall not be liable to indemnify any Indemnitee for any losses arising solely out of or in connection with such Indemnitee’s investment in the Partnership), and for any losses due to any actual or alleged act or omission to act of any broker, agent, counsel or accountant of the Partnership (provided that the selection, engagement or retention of such broker, agent, counsel or accountant by the Indemnitee did not constitute Disabling Conduct, except for any such losses primarily attributable to such Indemnitee’s Disabling Conduct). An Indemnitee may, in good faith, consult with counsel and accountants and, to the fullest extent permitted by applicable law, will be fully protected and justified in any actual or alleged act or omission to act which is taken, in good faith, in accordance with the advice or opinion of such counsel or accountants so long as the selection, engagement or retention of such counsel or accountant did not constitute Disabling Conduct.

(b)           The Partnership shall, (i) in the discretion of the General Partner, advance to each Indemnitee, or (ii) promptly reimburse each Indemnitee for, all expenses (including fees and expenses of counsel) incurred in connection with investigating, preparing, pursuing or defending any proceeding related to, arising out of or in connection with this Agreement or the Partnership’s business or affairs or any investment made or held by the Partnership; provided that such Indemnitee shall promptly repay to the Partnership the amount of any such advanced or reimbursed expenses paid to it if it shall be judicially determined by judgment or order not subject to further appeal or discretionary review that such Indemnitee is not entitled to be indemnified under the terms of this Agreement. If for any reason (other than such Indemnitee’s Disabling Conduct), the foregoing indemnification is unavailable to any Indemnitee, or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and such Indemnitee on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations.

(c)           The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d)           The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           For purposes of this Section 6.3, if at the request of the Partnership an Indemnitee serves as fiduciary of a Limited Partner that is a “benefit plan investor” (as defined for purposes of Section 3(42) of the ERISA) due to the performance by the Indemnitee of its duties to the Partnership, excise taxes assessed on such an Indemnitee under ERISA or Section 4975 of the Code with respect to a Limited Partner that is a benefit plan investor shall constitute fines within the meaning of this Section 6.3, and actions taken or omitted by the Indemnitee with respect to such a benefit plan investor in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

(f)            In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement and the Declaration of Trust.

(h)           The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)            An Indemnitee shall not be liable to the Partnership (i) for breach of fiduciary duty or (ii) for any act or the failure to act on behalf of the Partnership, if it has relied in good faith on the provisions of this Agreement, to the fullest extent permitted by applicable law.

6.4.        Liability and Obligations of the General Partner.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission not amounting to Disabling Conduct. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b)           The Limited Partners expressly acknowledge that the Sole Member is directing the General Partner and is acting on behalf of the Partnership, itself and its stockholders collectively, and that neither the Sole Member nor the Board of Trustees is under any obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the Sole Member’s stockholders on one hand and the Limited Partners on the other, the Sole Member, as the control person of the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the Sole Member’s stockholders or the Limited Partners; provided, however, that for so long as the Sole Member is the sole member of the General Partner and indirectly owns a controlling interest in the Partnership, any such conflict that the Sole Member, in its discretion, determines cannot be resolved in a manner not adverse to either its stockholders or the Limited Partner shall be resolved in favor of the Sole Member’s stockholders. Neither the Sole Member, nor the General Partner shall be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions; provided that each of the Sole Member and the General Partner has acted in good faith.

(c)           Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d)           Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Sole Member to continue to qualify as a REIT, (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or analogous provisions of state law, or any other provision of the Code or (iii) to ensure that the Partnership will not be classified as a “publicly traded partnership” under section 7704 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e)           Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.5.        Reimbursement of General Partner.

(a)           Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)           The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its discretion, for all Administrative Expenses incurred by the General Partner.

6.6.        Outside Activities.

(a)           Subject to Section 6.8 hereof, the Declaration of Trust and any agreements entered into by the General Partner or its Affiliates with the Partnership or any of its Subsidiaries, any officer, director, employee, agent, trustee, Affiliate or stockholder of the General Partner shall be entitled to and may have, directly or indirectly, business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to communicate or offer any opportunities or interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person, even if it may raise a conflict of interest with the Limited Partners or the Partnership. The General Partner will not be liable for breach of any fiduciary or other duty by reason of the fact that such party pursues or acquires for, or directs such opportunity or interest to another Person or does not communicate or offer such opportunity or interest to the Partnership.

(b)           No Limited Partner shall, by reason of being a Limited Partner in the Partnership, have any right to participate in any manner in any profits or income earned or derived by or accruing to the General Partner and its respective Affiliates, or the respective members, partners, officers, directors, employees, stockholders, agents or representatives thereof from the conduct of any business other than the business of the Partnership or from any transaction in instruments effected by the General Partner and its Affiliates or the respective members, partners, stockholders, officers, directors, employees or agents thereof for any account other than that of the Partnership.

6.7.        Transactions With Affiliates.

(a)           Any Affiliate of the General Partner or the Adviser may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

(b)           The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c)           The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant, and in which any of its Affiliates may or may not be a participant, upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement, the Declaration of Trust, the REIT status of the Sole Member, and applicable law.

(d)           Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s discretion, on terms that are fair and reasonable to the Partnership and in compliance with the Declaration of Trust.

6.8.        Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use commercially reasonable efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.9.        Repurchases, Exchanges and Conversions of REIT Shares.

(a)           Repurchases. If the Sole Member repurchases any REIT Shares (other than REIT Shares repurchased with proceeds received from the issuance of other REIT Shares), then the General Partner shall cause the Partnership to purchase from the Sole Member a number of Partnership Units having the same Class designation as the redeemed REIT Shares for that Class of Partnership Units on the same terms that the Sole Member repurchased such REIT Shares (including any applicable discount to Net Asset Value).

(b)           Exchanges and Conversions. If the Sole Member, whether automatically or in its discretion, exchanges any REIT Shares of any Class (“Exchanged REIT Shares”) for, or converts any REIT Shares of any Class to, REIT Shares of a different Class (“Received REIT Shares”), then the General Partner shall cause the Partnership to exchange or convert a number of the Sole Member’s Partnership Units having the same Class designation as the Exchanged REIT Shares for Partnership Units having the same Class designation as the Received REIT Shares, on the same terms that the Sole Member exchanged or converted the Exchanged REIT Shares.

(c)          Voluntary Conversion of Class F-I REIT Shares to Class B REIT Shares. The General Partner acknowledges that, during the Initial Share Offering Period, any holder of Class F-I REIT Shares may elect to have its Class F-I REIT Shares converted into Class B REIT Shares and, upon any such election, the Adviser shall cause each Class F-I REIT Share held in such holder’s account at the Sole Member to convert into a number of Class B REIT Shares at the Class F-I to B Conversion Rate (as defined in the Declaration of Trust) and, in connection therewith, the Partnership shall convert a corresponding number of the Sole Member’s Class F-I Units into Class B Units, with each such Class F-I Unit converting at the Class F-I Unit to Class B Unit Conversion Rate.

(d)          Automatic Conversion of Class B REIT Shares and Class C REIT Shares.

(i)             The General Partner acknowledges that, during the Initial Share Offering Period, if any holder of Class B REIT Shares, either on its own or together with a group of commonly advised Shareholders (as determined by the Adviser in its discretion), has invested, in the aggregate, at least $25 million in REIT Shares, each Class B REIT Share held in such Shareholder’s account at the Sole Member shall automatically and without any action on the part of such Shareholder convert into a number of Class C REIT Shares at the Class B to C Conversion Rate (as defined in the Declaration of Trust) and, in connection therewith, the Partnership shall convert a corresponding number of the Sole Member’s Class B Units into Class C Units, with each such Class B Unit converting at the Class B Unit to Class C Unit Conversion Rate.

(ii)            The General Partner acknowledges that, during the Initial Share Offering Period, if any holder of Class C REIT Shares, either on its own or together with a group of commonly advised Shareholders (as determined by the Adviser in its discretion), has invested, in the aggregate, at least $50 million in REIT Shares, each Class C REIT Share held in such Shareholder’s account at the Sole Member shall automatically and without any action on the part of such Shareholder convert into a number of Class D REIT Shares at the Class C to D Conversion Rate (as defined in the Declaration of Trust) and, in connection therewith, the Partnership shall convert a corresponding number of the Sole Member’s Class C Units into Class D Units, with each such Class C Unit converting at the Class C Unit to Class D Unit Conversion Rate.

(iii)           The General Partner acknowledges that, for purposes of determining whether the $25 million or $50 million threshold discussed in paragraphs (i) and (ii) above, respectfully, has been met in respect of any Shareholder, the Adviser may, in its discretion, aggregate the amount that such Shareholder has invested in REIT Shares with the amount of Partnership Units and REIT Shares that may be held by any commonly advised Limited Partners or Shareholders, as applicable.

(iv)           In connection with any Class C Units or Class D Units that are issued pursuant to any automatic conversion of REIT Shares in accordance with this Section 6.9(d), the Mandatory Holding Period in respect of each such Partnership Unit shall be determined by reference to the mandatory holding period in respect of the corresponding REIT Shares that are attributable to such Partnership Units.

6.10.      No Duplication of Fees or Expenses. The Partnership may not incur or be responsible for any fee or expense (in connection with an offering or otherwise) that would be duplicative of fees and expenses paid by the Sole Member or the General Partner.

Article 7

CHANGES IN GENERAL PARTNER

7.1.        Transfer of the General Partner’s Partnership Interest.

(a)           The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in, or in connection with a transaction contemplated by, Section 7.1(b), (c) or (d). The Sole Member shall not transfer all or any of its interests in the General Partner, except as provided in, or in connection with a transaction contemplated by, Section 7.1(b)(ii), (c) or (d), which shall apply to the Sole Member mutatis mutandis.

(b)           Except as otherwise provided in Section 6.4(b) or Section 7.1(c) or (d) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, (other than in connection with a change in the General Partner’s state of incorporation or organizational form) in each case which results in a change of control of the General Partner, which is currently wholly owned and controlled by the Sole Member (a “Transaction”), unless:

(i)             the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners, which shall include the General Partner pursuant to Section 17-405(b) of the Act, is obtained;

(ii)            as a result of such Transaction all Limited Partners will receive for each Partnership Unit of each Class an amount of cash, securities, or other property equal to the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share having the same Class designation as that Partnership Unit in consideration of such REIT Share; provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner holding Partnership Units would have received had it (1) exercised its Redemption Right and (2) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or

(iii)           the Sole Member is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners receive in exchange for their Partnership Units of each Class, an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares having the same Class designation as the Partnership Units being exchanged.

(c)           Notwithstanding Section 7.1(b), the Sole Member may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the Sole Member, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.1(c). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount and the REIT Shares Amount after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares of each Class or options, warrants or other rights relating thereto, and which a holder of Partnership Units of any Class could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 4.3(a)(ii). The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.5 so as to approximate the existing rights and obligations set forth in Section 8.5 as closely as reasonably possible. The above provisions of this Section 7.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

(d)          Notwithstanding Section 7.1(b), a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, including the Sole Member, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner.

7.2.        Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied or waived by the General Partner:

(a)           the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 in connection with such admission shall have been performed;

(b)           if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c)           counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that (x) the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act and (y) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be treated as a “publicly traded partnership” for U.S. federal tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.3.        Effect of Bankruptcy, Withdrawal, Death or Dissolution of the sole remaining General Partner.

(a)           Upon the occurrence of an Event of Bankruptcy as to the sole remaining General Partner (and its removal pursuant to Section 7.4(a)) or the death, withdrawal, removal or dissolution of the sole remaining General Partner (except that, if the sole remaining General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b). The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b)           Following the occurrence of an Event of Bankruptcy as to the sole remaining General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of the sole remaining General Partner (except that, if the sole remaining General Partner is, on the date of such occurrence, a partnership, the withdrawal of, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to continue the business of the Partnership by selecting, subject to Section 7.2 and any other provisions of this Agreement, a substitute General Partner by consent of the Limited Partners holding a majority of the Percentage Interests of all Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.4.        Removal of a General Partner.

(a)           Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is, on the date of such occurrence, a partnership, the withdrawal, death or dissolution of, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b)           If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by the Limited Partners in accordance with Section 7.3(b) and otherwise admitted to the Partnership in accordance with Section 7.2.

(c)           All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.

Article 8

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.1.        Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business, nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.2.        Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.3.        Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.4.        Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner, the Sole Member, or in any Affiliate of each of them, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

8.5.        Redemption Right.

(a)           Subject to this Section 8.5 and the provisions of any agreements between the Partnership and one or more Limited Partners with respect to Partnership Units held by them, each Limited Partner other than the General Partner, after holding any Partnership Units for at least one year (or such shorter period as consented to by the General Partner in its discretion), shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem (a “Redemption”) all or a portion of such Partnership Units (the “Tendered Units”) in exchange (a “Redemption Right”) for, at the election of the Sole Member in its discretion, the REIT Shares of a corresponding Class (provided that if a corresponding Class of REIT Shares does not exist for the Tendered Units, then the REIT Shares payable in respect of such Redemption, if any, shall be a Class of REIT Shares as determined by the Sole Member, in its discretion, so long as the economic terms applicable to such Class of REIT Share are not materially less favorable than the economic terms of the applicable Class of Tendered Units) issuable on, or the Cash Amount payable on the Specified Redemption Date (in the event of a Redemption of Class A Units, Class A Units shall convert to Class E REIT Shares or the Cash Amount), and on the terms set forth in this Section 8.5. Any Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner exercising the Redemption Right (the “Tendering Party”). Within 15 days of receipt of a Notice of Redemption, the Partnership will send to the Limited Partner submitting the Notice of Redemption a response stating whether the Sole Member has determined the applicable Partnership Units will be redeemed for REIT Shares or the Cash Amount. However, subject to limited exceptions as determined by and at the discretion of the General Partner, (i) Class F-S Units, Class F-D Units, Class F-I Units, Class B Units and Class E Units that have not been outstanding for at least one year will be redeemed at 98% of the price of either the REIT Shares or the Cash Amount payable on the Specified Redemption Date, and (ii) Class C Units and Class D Units that have not been outstanding for at least two years may not be redeemed; provided, that, in connection with any automatic conversion of Class B Units or Class C Units described herein, the Mandatory Holding Period in respect of any such Partnership Units shall be calculated as set forth in Section 4.3(d) or Section 6.9(d), as applicable. The one-year and two-year holding periods are each measured as of the first calendar day immediately following the prospective Specified Redemption Date. Notwithstanding the foregoing, the Special Limited Partner and the Adviser shall have the right to require the Partnership to redeem all or a portion of their Class F-I Units pursuant to this Section 8.5 at any time (but subject to the notice requirements set forth above) irrespective of the period the Partnership Units have been held by the Special Limited Partner or the Adviser. The Partnership shall redeem any such Class F-I Units of the Special Limited Partner or the Adviser for Class F-I REIT Shares or the Cash Amount (at the Adviser’s or Special Limited Partner’s election) unless the Board of Trustees of the Sole Member determines that any such redemption for cash would be prohibited by applicable law or the General Partner determines that any such redemption for cash would be prohibited by this Agreement, in which case such Class F-I Units will be redeemed for an amount of Class F-I REIT Shares with an aggregate Net Asset Value equivalent to the aggregate Net Asset Value of such Class F-I Units.

A Limited Partner other than the Special Limited Partner and the Adviser may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Limited Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Partner. The Tendering Party shall have no right, with respect to any Partnership Units so redeemed, to receive any distribution paid with respect to Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

(b)               If the Sole Member elects to redeem Tendered Units for REIT Shares rather than cash, then the Partnership shall direct the Sole Member to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.5(b), in which case, (i) the Sole Member shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption Right, and (ii) such transaction shall be treated, for U.S. federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Sole Member in exchange for REIT Shares. The percentage of the Tendered Units tendered for Redemption by the Tendering Party for which the Sole Member elects to cause the Sole Member to issue REIT Shares (rather than cash) is referred to as the “Applicable Percentage.” In making such election to acquire Tendered Units, the Sole Member shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Limited Partners over another nor discriminates against a group or class of Limited Partners. If the Sole Member elects to redeem any number of Tendered Units for REIT Shares rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Sole Member in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the Sole Member as duly authorized, validly issued, fully paid and non-assessable REIT Shares free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit (as calculated in accordance with the Declaration of Trust) and other restrictions provided in the bylaws of the Sole Member, Declaration of Trust, the Securities Act and relevant state securities or “blue sky” laws. Notwithstanding the provisions of Section 8.5(a) and this Section 8.5(b), the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited under the Declaration of Trust.

(c)           In connection with an exercise of Redemption Rights pursuant to this Section 8.5, the Tendering Party shall, unless otherwise required by the General Partner, submit the following to the General Partner, in addition to the Notice of Redemption:

(1)          a written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit (or, if applicable the Excepted Holder Limit);

(2)          a written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date;

(3)          an undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.5(c)(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit (or, if applicable, the Excepted Holder Limit); and

(4)          Any other documents as the General Partner may reasonably require.

(d)           Any Cash Amount to be paid to a Tendering Party pursuant to this Section 8.5 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the Sole Member to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of Tendered Units hereunder to occur as quickly as reasonably possible.

(e)           Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights to prevent, among other things, (a) any person from owning shares in excess of the Ownership Limit and the Excepted Holder Limit, (b) total Partnership Units redeemed, in combination with repurchased REIT Shares, to exceed 2% of the Sole Member’s aggregate Net Asset Value per month (measured using the aggregate Net Asset Value as of the end of the immediately preceding month) and no more than 5% of the Sole Member’s aggregate Net Asset Value per calendar quarter (measured using the average aggregate Net Asset Value as of the end of the immediately preceding three months); provided that, Partnership Units issued to the Adviser and its affiliates under the management fee, expense, reimbursement and/or for the Special Limited Partner’s Performance Participation Allocation shall not be subject to these redemption limitations, (c) the Sole Member’s common stock from being owned by less than 100 persons, the Sole Member from being “closely held” within the meaning of section 856(h) of the Code, and (d) as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under section 7704 of the Code.

(f)            A redemption fee may be charged (other than to the Adviser, Special Limited Partner or their Affiliates) in connection with an exercise of Redemption Rights pursuant to this Section 8.5.

8.6.        Required Redemption or Conversion of Limited Partners’ Interests.

The General Partner, in its discretion, and as determined in good faith at any time for any reason or no reason to be in the best interest of the Partnership or the Sole Member, taking into account considerations relevant to determine whether the Partnership could be treated as “publicly traded partnership” under section 7704 of the Code, may require, with or without prior notice, a Limited Partner to (i) surrender all or any portion of its Partnership Units and withdraw from the Partnership in exchange for the Cash Amount or (ii) convert all or any portion of any class of the Limited Partner’s Partnership Units into the corresponding Class of REIT Shares of the Sole Member; provided, however, if a corresponding Class of REIT Shares does not exist for a Partnership Unit, such Partnership Units shall convert to a Class of REIT Shares as determined by the Sole Member, in its discretion, so long as the economic terms applicable to such Class of REIT Share are not materially less favorable than the economic terms of the applicable Class of Partnership Units. For clarity, Class A Units will be converted to Class E REIT Shares or the Cash Amount. A notice of mandatory redemption or conversion pursuant to this Section 8.6 shall have the same effect as a request for redemption by a Limited Partner given pursuant to Section 8.5; provided that the mandatory redemption or conversion of all or any portion of such Limited Partner’s Partnership Units shall be effective on the date determined by the General Partner and indicated in such notice.

Article 9

TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

9.1.        Purchase for Investment.

(a)           Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b)           Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.2.        Restrictions on Transfer of Limited Partnership Interests.

(a)           Subject to the provisions of Section 9.2(b) and (c), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its discretion; provided that the Special Limited Partner may transfer all or any portion of its Limited Partnership Interest, or any of its economic rights as a Limited Partner, to any of its Affiliates without the consent of the General Partner. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b)           No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Interest pursuant to this Article 9 or pursuant to a redemption of all of its Partnership Units pursuant to Section 8.5. Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Interest, such Limited Partner shall cease to be a Limited Partner.

(c)           Notwithstanding Section 9.2(a) and subject to Sections 9.2(d), (e) and (f) below, a Limited Partner may Transfer, without the consent of the General Partner, all or a portion of its Partnership Interest to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

(d)           No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, without the consent of the General Partner, which may be withheld in its discretion, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e)           No Transfer by a Limited Partner of its Partnership Interest, in whole or in part, may be made to any Person without the consent of the General Partner, which may be withheld in its discretion, if (i) it would adversely affect the ability of the Sole Member to continue to qualify as a REIT or subject the Sole Member to any additional taxes under Section 857 or Section 4981 of the Code or any analogous provisions of state law, (ii) the transfer would cause the Partnership not to qualify for the “100 partner” safe harbor described in Regulations Section 1.7704-1(h), or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f)            No Transfer by a Limited Partner of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its discretion; provided that as a condition to such consent the lender may be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g)           Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(h)           Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.3.        Admission of Substitute Limited Partner.

(a)          Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i)             The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii)            To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii)           The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

(iv)           If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v)            The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(vi)           The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii)          The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s discretion.

(b)           For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c)           The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

9.4.        Rights of Assignees of Partnership Interests.

(a)           Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b)           Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

9.5.        Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.6.        Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship; provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

Article 10

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.1.       Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office, or in electronic format on a physical server, at the Partnership’s specified office or designated location in the discretion of the General Partner and/or a cloud-based server, true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all Certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.2.      Custody of Partnership Funds; Bank Accounts.

(a)           All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b)           All deposits and other funds not needed in the operation of the business of the Partnership may be invested in any manner determined by the General Partner in its discretion. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment permitted by this Section 10.2(b).

10.3.      Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

10.4.      Annual Tax Information and Report. After the end of each fiscal year of the Partnership (subject to reasonable delays in the event of the late receipt of any necessary financial statements of any Person through which the Partnership holds a Property), the General Partner shall furnish to each Person who was a Limited Partner at any time during such year the tax information reasonably necessary to file such Limited Partner’s U.S. federal, state and local tax returns as required by law.

10.5.      Partnership Representative; Tax Elections; Special Basis Adjustments.

(a)           Partnership Representative. The General Partner shall hereby be designated to serve as the “Partnership Representative” within the meaning of Section 6223(a) of the Partnership Audit Rules and, in each case, any similar provisions under any state, local or foreign tax law. The General Partner shall appoint the “designated individual” (“Designated Individual”) identified by the Partnership Representative to act on behalf of the Partnership Representative in accordance with the applicable Regulations.

(i)             The Partnership Representative shall have the sole authority to act on behalf of the Partnership in connection with and make all relevant decisions regarding application of the Partnership Audit Rules, including, but not limited to, any elections under the Partnership Audit Rules or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any proceeding before the U.S. Internal Revenue Service.

(ii)            Each Partner expressly consents to such designations and agrees that it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Partners agree to cooperate in good faith to timely provide information requested by the Partnership Representative as needed to comply with the Partnership Audit Rules, including, without limitation, to make any elections available to the Partnership under the Partnership Audit Rules. Each Partner agrees that, upon request of the Partnership, such Partner shall take such actions as may be necessary or desirable (as determined by the Partnership Representative) to (i) allow the Partnership to comply with the provisions of Section 6226 of the Partnership Audit Rules so that any “partnership adjustments” (as defined in Section 6241(2) of the Partnership Audit Rules) are taken into account by the Partners and former Partners rather than the Partnership; (ii) use the provisions of Section 6225(c) of the Partnership Audit Rules, including, but not limited to, filing amended U.S. income tax returns with respect to any “reviewed year” (within the meaning of Section 6225(d)(1) of the Partnership Audit Rules) or using the alternative procedure to filing amended returns to reduce the amount of any partnership adjustment otherwise required to be taken into account by the Partnership or (iii) otherwise allow the Partnership and its Partners to address and respond to any matters arising under the Partnership Audit Rules.

(iii)           In the event that the Partnership Representative has not caused the Partnership to so elect pursuant to Section 6226 of the Partnership Audit Rules, then any “imputed underpayment” (as determined in accordance with Section 6225 of the Partnership Audit Rules) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Partners of the Partnership for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Partners based upon their interests (or interests of their predecessors in interest) in the Partnership for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of Section 6225 of the Partnership Audit Rules paid (or payable) by any entity treated as a partnership for U.S. income tax purposes in which the Partnership holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. income tax purposes to the extent that the Partnership bears the economic burden of such amounts, whether by law or contract.

(iv)           Each Partner agrees to indemnify and hold harmless the Partnership from and against any liability with respect to such Partner’s share of any U.S. income tax deficiency paid or payable by the Partnership that is allocable to the Partner or predecessor in interest of the Partner as determined in accordance with the second to last sentence of Section 10.5(a)(iii) with respect to an audited or reviewed taxable year for which such Partner or predecessor in interest was a Partner of the Partnership. The obligations set forth in this Section 10.5(a)(iv) shall survive the termination of any Partner’s interest in the Partnership, the termination of this Agreement, and/or the termination, dissolution, liquidation, or winding up of the Partnership and shall remain binding on each Partner for the period of time necessary to resolve with the U.S. Internal Revenue Service all U.S. income tax matters relating to the Partnership and for Partners to satisfy their indemnification obligations, if any, pursuant to this Section 10.5(a). Any obligation of a Partner pursuant to this Section 10.5(a)(iv) shall be implemented through adjustments to distributions otherwise payable to such Partner as determined in accordance with Section 5.2 (and any tax with respect to which such obligation arises shall be treated as a Tax Advance for purposes of Section 5.2(d)); provided, however, that, at the written request of the Partnership Representative, each Partner or former Partner may be required to contribute to the Partnership such Partner’s Imputed Underpayment Amount imposed on and paid by the Partnership; provided, further, that if a Partner or former Partner individually directly pays, pursuant to the Partnership Audit Rules, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Partner or former Partner. Any amount withheld from distributions pursuant to this Section 10.5(a)(iv) shall be treated as an amount distributed to such Partner or former Partner for all purposes under this Agreement.

(v)            The Partnership Representative shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the Partnership Representative in connection with its duties as Partnership Representative on behalf of the Partnership shall constitute Partnership expenses.

(b)          All elections required or permitted to be made by the Partnership under the Code or any applicable state, local or foreign tax law may be made by the General Partner in its discretion.

(c)          In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Partnership’s assets. Notwithstanding anything contained in Article 5, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

10.6.      Reports to Limited Partners. As soon as practicable after the close of each fiscal year, but in no event later than the date on which the Sole Member delivers its annual report to holders of the REIT Shares, the General Partner shall cause to be delivered to each Limited Partner an annual report containing financial statements of the Partnership, or of the Sole Member if such statements are prepared solely on a consolidated basis with the Sole Member, for such fiscal year, presented in accordance with generally accepted accounting principles. The annual financial statements shall be audited by accountants selected by the General Partner.

Article 11

AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(b), (c) or (d) hereof; provided that the following amendments and any other merger or consolidation of the Partnership shall require the consent of Limited Partners holding more than 50% of the Percentage Interests of the Limited Partners, which shall include the General Partner pursuant to Section 17-405(b) of the Act:

(a)           any amendment affecting the operation of the Redemption Right (except as provided in Section 8.5(d), 7.1(b) or 7.1(c)) in a manner adverse to the Limited Partners;

(b)           any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.3;

(c)           any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Units pursuant to Section 4.3; or

(d)           any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

Article 12

GENERAL PROVISIONS

12.1.      Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth on the Partnership’s books and records; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

12.2.      [Reserved].

12.3.      Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.4.      Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.5.      Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.6.      Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.7.      Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.8.        Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.9.        Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.10.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Second Amended and Restated Agreement of Limited Partnership, all as of the date first set forth above.

GENERAL PARTNER:

FNLR GP LLC

By:	/s/ David Brooks
	Name:	David Brooks
	Title:	Secretary

SPECIAL LIMITED PARTNER:

FNLR SLP LLC

By:	/s/ Avraham Dreyfuss
	Name:	Avraham Dreyfuss
	Title:	Chief Financial Officer

LIMITED PARTNERS:

By: FNLR GP LLC, as attorney-in-fact for the Persons whose names are forth in the books and records of the Partnership as Limited Partners

By:	/s/ David Brooks
	Name:	David Brooks
	Title:	Secretary

EXHIBIT A

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.5 of the Limited Partnership Agreement (the “Agreement”) of FNLR OP LP, the undersigned hereby irrevocably (i) presents for redemption Partnership Units in FNLR OP LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.5 thereof, (ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: _______________________________,	(Name of Limited Partner)
(Signature of Limited Partner) (Mailing Address)
(City) (State) (Zip Code)
Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Social Security or

Tax I.D. Number: